SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2003 (October 22, 2003)

FIREPOND, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29251	41-1462409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8009 SOUTH 34TH AVENUE

MINNEAPOLIS, MN  55425

 (Address of principal executive office)

(952) 229-2300

(Registrant’s telephone number including area code)

Item 5. Other Events and Required FD Disclosure

On October 22, 2003, Firepond, Inc. (the “Company”), Jaguar Technology Holdings, LLC, a Delaware limited liability company (“Jaguar”), and Fire Transaction Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Jaguar, negotiated and executed an amendment to the Agreement and Plan of Merger, dated as of October 8, 2003 (the “Merger Agreement”), amending the conditions to the Offer to reduce the minimum number of shares of the Company’s common stock (the “Shares”) that must be tendered from ninety percent of the outstanding Shares, determined on a fully-diluted basis, to ninety percent of the then outstanding Shares.

For more information regarding the amendment to the Merger Agreement, reference is made to Amendment No. 1 to Agreement and Plan of Merger, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Notice for Firepond, Inc. Stockholders and Interested Parties. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of Firepond, Inc. Following commencement of the tender offer, the Company intends to file a solicitation / recommendation statement on Schedule 14D-9 (the “Schedule 14D-9”). The Company’s security holders should read the Schedule 14D-9 when it becomes available as it will contain important information regarding the transaction. Investors will be able to obtain, without charge, a copy of the Schedule 14D-9 and other filed documents relating to this transaction from the Company and through the website of the Securities and Exchange Commission at www.sec.gov.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits.

Exhibit	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of October 22, 2003, by and among Firepond, Inc., Jaguar Technology Holdings, LLC and Fire Transaction Sub, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 23, 2003	FIREPOND, INC.

	By:	/s/ Kristi Smith
Name: Kristi Smith
Title: Chief Financial Officer